Exhibit 99.5

PRELIMINARY PROXY CARD

☒ **Votes must be indicated (x) in Black or Blue ink.**

Please Mark, Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.

Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE

The board of directors recommends a vote "FOR" the following proposals:

	FOR	AGAINST	ABSTAIN
1. To adopt the Agreement and Plan of Merger, dated as of March 21, 2014, by and between Media General, Inc., Mercury New Holdco, Inc., Mercury Merger Sub 1, Inc., Mercury Merger Sub 2, LLC and the Company (as it may be amended from time to time, the "merger agreement"), attached as Annex A to the joint proxy statement/prospectus, and to approve the transactions contemplated by the merger agreement, including the merger of Mercury Merger Sub 2, LLC with and into the Company, on the terms set forth in the merger agreement (the foregoing being referred to in the joint proxy statement/prospectus as the "LIN merger proposal").	☐	☐	☐
2. To approve, on a non-binding and advisory basis, certain executive compensation matters referred to in the joint proxy statement/prospectus as the "LIN compensation proposal."	☐	☐	☐

Meeting Attendance

Mark the box to the right if you plan to attend the Special Meeting ☐

Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Signature ______________________ **Signature** ______________________ **Date** ________

(Please sign proxy as name appears on company records. Joint owners should each sign personally. Trustees and others in a representative capacity should indicate the capacity in which they sign.)

PROXY

LIN MEDIA LLC

701 Brazos Street, Suite 800
Austin, TX 78701

Special Meeting of Shareholders—[•]

This Proxy is solicited on behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Vincent L. Sadusky, Denise M. Parent and Richard J. Schmaeling, or any of them, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all class A common shares of LIN Media LLC (the "Company") which the undersigned would be entitled to vote if present in person at the Special Meeting of Shareholders of the Company to be held at Weil, Gotshal & Manges LLP's office, 767 Fifth Avenue, New York, NY 10153, on [•], at [•], local time, or at any adjournment(s) or postponement(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)